UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2008

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On March 5, 2008, Axesstel, Inc. (“we,” “us,” “our,” or “Axesstel”), received notice from the American Stock Exchange (“Amex”) notifying Axesstel that the staff of the Amex Listing Qualifications Department has determined that Axesstel is not in compliance with Section 1003(a)(i) and Section 1003(a)(ii) of the Amex Company Guide. Specifically, the Amex staff noted that our stockholder’s equity was less than $2,000,000 and losses from continuing operations and net losses were incurred in two out of our three most recent fiscal years, and that our stockholder’s equity was less than $4,000,000 and losses from continuing operations and/or net losses were incurred in three out of our four most recent fiscal years.

As a result, we have become subject to the procedures and requirements of Section 1009 of the Amex Company Guide. To maintain our Amex listing, we must submit a plan to Amex by April 7, 2008, advising Amex of action we have taken, or will take, to increase our stockholder’s equity to a level that would bring us into compliance with the continued listing standards identified above by September 7, 2009. We are preparing a plan bring us into compliance with such listing standards by September 7, 2009, through increased profitability from our revised operating budget and supplemental financing, as necessary, from the sale of additional debt or equity securities. We intend to submit the plan to Amex on or before April 7, 2008.

Following its submission, the Amex Listings Qualifications Department will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards by September 7, 2009. If the plan is accepted, we may be able to continue our listing during the plan period up to September 7, 2009, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If we do not submit a plan, or if our plan is not accepted, or if our plan is accepted but we fail to make progress consistent with our plan, or we are not in compliance by September 7, 2009, we will be subject to delisting proceedings. Under Amex rules, we have the right to appeal any determination by Amex to initiate delisting proceedings.

We issued a press release that discloses receipt of the Amex notice discussed above and the fact that we are not in compliance with certain listing standards. A copy of that press release is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Chief Financial Officer

Date: March 11, 2008